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                                                                   EXHIBIT 23.2



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 22, 1998, with respect to the financial statements of Pacific Coast Publishing, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Advanced Communications Group, Inc. for the registration of 23,851,281 shares of its common stock.


                                     Ernst & Young LLP


Seattle, Washington
January 28, 2000